EXHIBIT 10.34
November ____, 2007
Planet Technologies, Inc.
96 Danbury Rd
Ridgefield, CT 06877
Attention: Ed Steube
Dear Gentlemen:
     The undersigned owns the number of shares (the “Shares”) set forth below its signature hereto.
     The undersigned hereby agrees not to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer its Shares, whether directly or indirectly, or agree or commit to do any of the foregoing, while shares of common stock of Planet Technologies, Inc., a California corporation (including its predecessors, successors and assigns, the “Company”), remain registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and for a period of 61 days thereafter.
     The undersigned further agrees that for the period of time in which a holder of Series B Preferred Stock of the Company (whether with respect to their Series B Preferred Stock or the underlying Common Stock) has registration rights, the undersigned irrevocably waives any and all registration rights, if any, the undersigned has or may have with respect to the Shares.
     No modifications of this letter agreement nor waiver of the terms or conditions thereof shall be binding unless signed by the undersigned and the Company, and approved by the unanimous consent of the board of directors of the Company.
     THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. WE EACH HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND ANY FEDERAL COURT SITTING IN WILMINGTON, DELAWARE.
[SIGNATURE PAGE FOLLOWS]

     Please acknowledge your agreement to the foregoing by signing this letter agreement in the space provided below.

Very truly yours,

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